Exhibit 10.1

AMENDMENT NUMBER THREE

TO THE

FOOT LOCKER SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Foot Locker, Inc. (the “Company”) maintains the Foot Locker Supplemental Executive Retirement Plan, as amended and restated as of January 1, 2005 (the “Plan”);

WHEREAS, pursuant to Section 18(a) of the Plan, the Board of Directors of the Company may amend the Plan;

WHEREAS, the Company desires to amend the Plan to provide that an employee who was not a participant in the Plan as of December 31, 2018, shall not become eligible to become a participant or receive an award under the Plan;

WHEREAS, the Company desires to amend the Plan to provide that no participant under the Plan shall have a benefit credited to his or her account (other than interest) after December 31, 2022; and

WHEREAS, the Company desires to amend the Plan to provide, effective as of January 1, 2023, a participant’s account under the Plan shall accrue interest at an annual rate equal to one hundred twenty percent (120%) of the long-term applicable federal rate determined in accordance with Section 1274(d) of the Code, as published by the Internal Revenue Service as of the December of the prior Plan Year.

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2019, as follows:

1.                Section 1 of the Plan is hereby amended to add the following language to the end thereof:

Effective as of January 1, 2019, an Employee who was not a Participant in the Plan on December 31, 2018 shall not become eligible to become a Participant under the Plan. Effective as of December 31, 2022, all Participants shall cease to be eligible to receive Awards under the Plan (however, interest credit shall continue to accrue as provided herein).

2.                Section 3 of the Plan is hereby amended to add the following language to the end thereof:

Notwithstanding anything herein to the contrary, effective as of January 1, 2019, no Employee who was not a Participant in the Plan on December 31, 2018, shall become a Participant in the Plan or become eligible to receive an Award. Effective as of January 1, 2019, an Employee who is rehired on or after such date shall not be eligible to become a Participant in the Plan and any such rehired Employee who previously became a Participant in the Plan shall not receive any Awards on or after the date of rehire, regardless of any prior Plan eligibility or participation. Effective as of December 31, 2022, all Participants shall cease to be eligible to receive Awards under the Plan.

3.                Section 5 of the Plan is hereby deleted in its entirety and replaced with the following language:

The Award credited on a Participant’s behalf, calculated in accordance with Section 4 hereof, shall be credited to the Participant’s Account. Notwithstanding anything herein to the contrary, effective as of December 31, 2022, all Participants shall cease to be eligible to receive Awards under the Plan and shall cease to have his or her Account credited with respect to any Award (however, interest credit shall continue to accrue as provided herein).

Prior to January 1, 2023, a Participant’s Account shall accrue simple interest at a rate of six percent (6%) per annum. On or after January 1, 2023, a Participant’s Account shall accrue simple interest per annum at a rate of one hundred twenty percent (120%) of the long-term applicable federal rate determined in accordance with Section 1274(d) of the Code, as published by the Internal Revenue Service as of the December of the prior Plan Year.

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IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 22nd day of May, 2019.

FOOT LOCKER, INC.

By: /s/ Elizabeth Norberg
Title: Senior Vice President and
Chief Human Resources Officer

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